EXHIBIT 10.45

Portions of this exhibit were omitted and filed separately with the Secretary of the Commission pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Such portions are marked by a series of asterisks.

October 12, 2004

BY FAX and FEDERAL EXPRESS

Neose Technologies Inc.
102 Witmer Road
Horsham, PA 19044
USA

Attention: Head of Business Development
Fax: + 1 215-315 9100

Attention: General Counsel
Fax: + 1 215-315 9100

Re:

Research, Development and License Agreement Among Neose Technologies, Inc. and Novo Nordisk A/S and Novo Nordisk Health Care AG dated as of November 17, 2003, as amended by letter agreement of December 18, 2003 (the “Agreement”) (relating to ******)

Ladies and Gentlemen:

The purpose of this letter is to amend the Agreement in certain respects to reflect our recent discussions.  Capitalized terms used and not otherwise defined in this letter are used as defined in the Agreement.

1.	Section 3.2 of the Agreement is hereby amended and restated in its entirety as follows:

Milestone Payments Relating to Development of the New Product.  In consideration of the development efforts of Neose under the Work Plan, Novo shall pay Neose the amount of each milestone payment set forth in this Section 3.2 with respect to the development of the New Product.  With respect to the milestone payment described in Section 3.2.0, the Parties agree that Neose shall

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Neose Technologies, Inc.
October 12, 2004

have earned the right to receive the milestone payment, and Novo shall be obligated to pay the milestone payment and shall have met its diligence obligations with respect to that milestone, as a result of the achievement of the milestone event.  With respect to the milestone payments described in Sections 3.2.1 through 3.2.7,  the Parties agree that Neose shall have earned the right to receive a milestone payment, and Novo shall be obligated to pay the milestone payment and shall have met its diligence obligations with respect to the milestone, in each case, as a result of either (i) the achievement of the milestone event prior to the occurrence of the corresponding anniversary date or (ii) the occurrence, alone, of the corresponding anniversary date.

2.	A new Section 3.2.0 shall be added before Section 3.2.1 of the Agreement as follows:

****** for the achievement of ******, defined as ****** of New Product ****** in ****** when compared to Novo Materials ****** as follows: ****** and the ****** of New Product ******, using the ****** attached hereto, entitled:  ******. The New Product and Novo Materials will be administered in ******.

This letter amends the Agreement only as herein set forth and in all other respects the Agreement is ratified and confirmed.  Three originals of this letter amendment are enclosed in our Federal Express package, each of which has been executed on behalf of Novo Nordisk A/S and Novo Nordisk Health Care AG. Please indicate the agreement of Neose with the terms of this letter by having this letter executed on behalf of the company in the space provided below, and return two fully executed copies to Novo Nordisk A/S by fax (+ 45 44 42 18 30) and Federal Express or DHL courier (each to the attention of Jannie Fuhlendorff, Scientific Licensing).

Sincerely yours,

Jannie Fuhlendorff
Scientific Licensing
Novo Nordisk A/S

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Neose Technologies, Inc.
October 12, 2004

ACCEPTED AND AGREED:

NEOSE TECHNOLOGIES INC.		NOVO NORDISK A/S

By:	/s/ ROBERT I. KRIEBEL	By:	/s/ MADS KROGSGAARD THOMSEN

Name:	Robert I. Kriebel	Name:	Mads Krogsgaard Thomsen
Title:	Senior Vice President & CFO	Title:	Executive Vice President
November 9, 2004

NOVO NORDISK HEALTH CARE AG

		By:	/s/ KLAUS EHRLICH

		Name:	Klaus Ehrlich
		Title:	Senior Vice President

******

******

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